UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 25, 2014

Cocrystal Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55158	20-5978559
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19805 North Creek Parkway Bothell, WA	98011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 398-7178

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Effective November 25, 2014, Cocrystal Pharma, Inc., a Delaware corporation (“Cocrystal”), Cocrystal Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Cocrystal (the “Company”), Cocrystal Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (the “Cocystal Merger Sub”), RFS Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (the “RFS Merger Sub”) and RFS Pharma, LLC, a Georgia limited liability company (“RFS Pharma”) entered into and closed an Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the Merger Agreement, the Company issued 100% of the outstanding capital stock of the Company to Cocrystal’s stockholders in exchange for 100% of the outstanding capital stock of Cocrystal. Cocrystal Merger Sub then merged with and into Cocrystal, with Cocrystal continuing as the surviving corporation and a wholly owned subsidiary of the Company, and the outstanding common stock, Series B Convertible Preferred Stock, options and warrants of Cocrystal were converted into an identical number of each security of the Company. In addition, pursuant to the Merger Agreement, the Company created a series of preferred stock called the Series A Convertible Preferred Stock (“Series A”) and issued all shares of Series A to RFS Merger Sub. RFS Merger Sub then merged with and into RFS Pharma, with RFS Pharma continuing as the surviving corporation and a wholly owned subsidiary of the Company. The foregoing transactions are collectively referred to as the “Merger.” Subsequent to the Merger, Cocrystal changed its name to Cocrystal Merger Sub, Inc. and the Company changed its name to Cocrystal Pharma, Inc.

The closing of the Merger and the completion of the related transactions described in the Merger Agreement was previously reported in the Company’s Current Report on Form 8-K (the “Initial 8-K”), filed with the Securities and Exchange Commission on December 1, 2014.

This Amendment No. 1 on Form 8-K/A amends the Initial 8-K to include the financial information referred to in Item 9.01(a) and (b), below, relating to the Merger. Pursuant to the instructions to Item 9.01 of Form 8-K, the Company hereby amends Item 9.01 of the Initial 8-K to include previously omitted financial statements and pro forma financial information. The information previously reported in the Initial 8-K is hereby incorporated by reference into this Form 8-K/A.

Item 9.01   Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Unaudited balance sheets of RFS Pharma as of September 30, 2014 and December 31, 2013 and statements of operations and cash flows for the nine-month periods ended September 30, 2014 and September 30, 2013 are included below.

RFS Pharma, LLC.
Condensed Balance Sheets
(in thousands, except share and per share amounts)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash	$94	274
Miscellaneous receivable	121	50
Due from related parties		2
Prepaid and other current assets	9	9
Total current assets	224	335

Property and equipment, net	16	24
Security deposits	9	9
Total assets	$249	$368

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	322	151
Accrued expenses	2,515	2,215
Total current liabilities	2,837	2,366

Loans from Shareholders	16,774	14,643
Total liabilities	19,611	17,009

Members' equity (deficit):
Members capital contributed and unit compensation expense	3,050	2,888
Accumulated deficit	(22,412)	(19,529)
Members' deficit	(19,362)	(16,641)

Total liabilities and members' equity (deficit)	$249	$368

RFS Pharma, LLC.
Condensed  Statements of Operations
For the Nine Months Ended:
(in thousands)

	Nine Months Ended September 30,
	2014	2013

Revenues	$121	$121

Operating expenses
Research and development	1,559	1,604
General and administrative	491	401
Total operating expenses	2,050	2,005

Loss from operations	(1,929)	(1,884)

Interest income	0	0
Interest expense	(954)	(795)
Other income		217
Total other income (loss), net	(954)	(578)

Net loss	$(2,883)	$(2,462)

RFS Pharma, LLC.
Condensed  Statements of Cash Flows
For the Nine Months Ended:
(in thousands)

	Nine Months Ended
	September 30
	2014	2013

Cash from operating activities
Net Loss	$(2,883)	$(2,462)
Adjustments to reconcile net loss to cash used by operating activities:
Depreciation	9	9
Non-cash sale of supplies to shareholder		(217)
Stock based compensation and other expenses	156	141
Non-cash interest expense	954	799
Increase (decrease) in cash due to changes in:
Miscellaneous receivables	(71)	(120)
Due from related parties	23	9
Grant receivable
Prepaid expenses		27
Security deposits
Accounts payable	171	(5)
Accrued expenses	255	231
Net cash used by operating activities	(1,386)	(1,588)

Cash flows from investing activities
Purchase of property and equipment
Net cash used by investing activities	0	0

Cash flows from financing activities
Proceeds from the issuance of long-term debt	1,200	1,500
Proceeds from issuance of member units	6
Net cash provided by financing activities	1,206	1,500

Net increase in cash	(180)	(88)
Cash, beginning of period	274	169
Cash, end of period	$94	$81

RFS PHARMA, LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS

Note A – Organization and Description of Business

RFS Pharma, LLC., a limited-liability company, was formed on May 5, 2004. The latest date on which the Company is to dissolve is December 31, 2029, unless sooner dissolved. The Company is in the pre-clinical stage with certain of its drug compounds invented in house as well as some licensed from Emory University that target certain viral diseases.

The Company's primary operations are presently involved in research and development and the Company does not generate revenue from product sales. At this stage, the Company derives other sources of miscellaneous revenue, such as governmental grants and compound license revenues.

Note B – Significant Accounting Policies

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

For the purpose of the statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

Liquidity

The Company has incurred net losses since its inception. Management anticipates that the Company will continue to incur operating losses during 2015. Management believes they have access to additional capital and debt to fund future development of its products. Actual results could differ from expectations.

Grants Revenue Recognition

Grants from the government are recognized when all conditions of such grants are fulfilled or there is reasonable assurance that they will be fulfilled. Grant related income is classified as other revenue in the accompanying financial statements.

Licensing Revenue Recognition

The Company analyzes its revenue producing licensing agreements based on the related milestones and other required deliverables. There was no licensing revenue recognized for the nine months ended September 30, 2013.  The agreement also contains milestones in which additional revenue will be recognized when those milestones are met.  During the nine months ended September 30, 2013, the entity that purchased the license sold it.  Under the agreement the Company received additional fees in the amount of approximately $52,000 in December 2014.  The Company also received annual fees of approximately $25,000 per year during the nine months ended September 30, 2014.

Income Taxes

The Company, with the consent of its members, has elected under the Internal Revenue Code and similar state statutes to be a partnership. No income tax provision has been included in the financial statements because income and losses of the Company are reported by the members on their respective income tax returns. On January 1, 2009, the Company applied the guidance on accounting for uncertain tax provisions in FASB ASC 740 Income Taxes (“FASB ASC 740”) (FASB Interpretation No. 48, “Accounting for Uncertain Tax Positions”). Adoption of the provisions did not affect the Company’s financial position or results of operations. The Company is no longer subject to income tax examinations for years prior to 2011.

Fair Value of Financial Instruments

The Company’s financial instruments, including cash, accounts receivable, accounts payable, and accrued expenses, are carried at cost, which approximates their fair value because of the short-term nature of these financial instruments. The carrying value of long-term debt is based on the instruments’ interest rate, terms, maturity date and collateral, if any, in comparison to the Company’s incremental borrowing rate for similar financial instruments.

Research and Development

Expenditures related to the development of new products and processes are expensed as incurred. Research and development expenses were $1,558,767 and $1,607,746 for the nine months ended September 30, 2014 and 2013, respectively.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures at the date of the financial statement. Estimates are used for, but not limited to, the accounting for accrued expense and contingencies Actual results could differ from those estimates.

Note C – Concentration of Credit Risk

The Company maintains cash balances at a financial institution. The accounts are insured by the Federal Deposit Insurance Corporation up to $250,000 per institution. From time to time, the Company’s cash balance exceeds such limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant risks on cash.

Note D – Property and Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are expensed currently. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets, which is as follows:

Property and equipment consisted of the following as of September 30:

			Useful Life
	2014	2013	(years)
Lab and computer equipment	$60,954	$60,954	5
Less–Accumulated depreciation	(45,628)	(33,661)
Property and Equipment, net	$15,325	$27,293

Depreciation expense for the nine months ended September 30, 2014 and 2013 totaled $8,963 and $9,014, respectively.

Note E – Long-Term Debt

Long-term debt consisted of the following as of September 30:

(a)
The majority member provided notes payable as of May 17, 2006 and May 1, 2007.  The majority member notes bear interest at 8%.  The balance includes accrued interest of approximately $3,047,000 and $2,538,000 as of September 30, 2014 and 2013, respectively. The notes have matured but the majority member has represented that he does not intend to call the notes prior to November 21, 2015.  During 2013, the shareholder purchased approximately $217,000 of supplies from the Company.   This purchase reduced the note payable due to the member.

(b)
RFS Partners, a related party, provided a note payable to the Company as of March 31, 2010.  The note provides the Company with the ability to draw a total of $7,000,000.  The balance includes accrued interest of approximately $1,569,000 and $891,000 as of September 30, 2014 and 2013, respectively. The note bears interest at a rate of 8%. The note has matured but the majority member has represented that he does not intend to call the notes prior to November 21, 2014.

(c)
The majority member provided the Unit Repurchase Note as of January 2, 2011.  The note was used to repurchase 92,308 member units from the majority member at $3.25 a unit for a total of $300,000.  The Unit Repurchase Note bears interest at 8%.  The balance includes accrued interest of approximately $104,000 and $73,000 as of September 30, 2014 and 2013, respectively. The note matures on January 2, 2015.

On November 21, 2014, all of these notes were paid off.

Note F – Member Units

The Company as of September 30, 2014 and 2013 had 10,701,514 and 10,699,814 member units outstanding, respectively.

Note G – Members’ Unit Options

In January 2008, the Company’s management approved a unit option plan for employees, directors, consultants, and contractors under which the board is currently authorized to grant options to acquire up to 1,000,000 units. The vesting period of the options ranges from immediate vesting to vesting over five years and expire after 10 years unless specifically stated in the option agreement. The vesting period of some or all of each outstanding option grant becomes accelerated upon a change in control of the Company, as defined. There are approximately 216,000 units available for grant as of September 30, 2014.

A summary of the Company’s common stock option activity and related information is as follows:

	Options	Weighted Average Exercise Price
Outstanding at January 1, 2013	650,600	$1.92
Granted	133,000	$3.25
Outstanding at September 30, 2013	783,600	$1.89
Granted	0	$3.25
Outstanding at December 31, 2013	783,600	$2.17
Forfeited	(6,300)
Exercised	(1,700)
Outstanding at September 30, 2014	775,600
Exercisable at September 30, 2013	214,500	$1.37
Exercisable at September 30, 2014	214,500	$1.74

The weighted average per share fair value of options granted during the nine months ended September 30, 2014 and 2013 was $2.25 and $2.44, respectively, on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

	Nine Months Ended September 30, 2014	Nine Months Ended September 30, 2013
Risk-free interest rate	1.93%	1.93%
Dividend yield	-	-
Volatility factor of expected market price	60.00%	60.00%
Term	10 years	10 years

Options outstanding have a weighted average remaining contractual term of 5.88 years. Compensation costs of approximately $156,660 and $141,140 were recognized for the nine months ended September 30, 2014 and 2013, respectively. Additionally, the remaining unamortized compensation expense was approximately $251,000 at September 30, 2014, which is expected to be recognized over the next three years.

Note H – Commitments and Contingencies

Operating Leases

The Company leases lab and office space from the majority member under a non-cancelable operating lease agreement that expires on December 31, 2016.  Beginning January 1, 2014 monthly rent expense is $10,783 per month. The lease also allows for CAM fees and utility expenses for the leased premises. Rent, CAM and utility expense totaled approximately $133,000 and $110,000 for the nine months ended September 30, 2014 and 2013, respectively.

In addition, the Company leases various office furniture and lab equipment from the majority member under a non-cancelable operating lease agreement that expires on December 31, 2016. The beginning January 1, 2014 monthly rent expense is $3,120 per month. Equipment rent expense totaled approximately $28,000 for the nine months ended September 30, 2014 and 2013.

Licensing Agreement

On March 7, 2013 the Company entered into agreement with an entity to obtain an exclusive license for compounds jointly developed by the Company and the entity.  As initial consideration the Company granted 15,000 member units to the entity.  Additional cash payments are required by the agreement based on certain milestones defined within agreement. In the event milestones are not met an annual maintenance fee is required beginning in 2017 in the amount of $12,500, $25,000 in 2018 and $67,500 each year thereafter.

Note I – Employee Retirement Plan

The Company sponsors an employee retirement plan knows as RFS Pharma, LLC 401(k) Profit Sharing Plan. Under the plan, employees may contribute up to the maximum contributions as set periodically by the Internal Revenue Service. The company may make a discretionary contribution to the Plan. The employer contributions vest immediately. Participant contributions are always 100% vested.

No discretionary contributions were made for the nine months ended September 30, 2014 and 2013.

Note J – Concentrations

Significant Customer (Grantor):

For the nine months ended September 30, 2014 and 2013, the Company recognized revenue from three sources, a governmental grant, licensing fees, and a related party, totaling $120,960 and $120,500, respectively, which comprised 100% of annual other revenues.

Note K – Related Party Transactions

Company Office Lease

The Company leases office and lab space from a member. The leased premises are located in Tucker, GA. The premises serve as the principal location for the Company’s corporate office and comprises approximately 5,626 square feet at September 30, 2014. Monthly rental payments for the premises were $10,783 and $7,923 for the nine months ended September 30, 2014 and 2013, respectively. The lease was amended and now expires on December 31, 2016. Rent expense for the premises was approximately $97,000 and approximately $71,000 for the nine months ended September 30, 2014 and 2013, respectively. The lease also allows for CAM fees and utility expenses for the leased premises. The total CAM and utility expenses totaled approximately $36,000 and $40,000 for the nine months ended September 30, 2014 and 2013, respectively. At September 30, 2014 and 2013, the Company had an outstanding payable associated with the CAM and utility expenses of approximately $51,000 and $43,500, respectively, which is included in accrued expenses on the accompanying balance sheet.

Company Office Lease Equipment

The Company rents lab equipment from a member at its premises located in Tucker, GA for approximately $3,120 per month for the nine months ended September 30, 2014 and 2013. The Equipment rental agreement was amended and now expires on December 31, 2016. Rent expense was approximately $28,080 for the nine months ended September 30, 2014 and 2013. All payments required under the equipment lease were not paid and accrue interest at a rate of 8% per annum. Total unpaid equipment rent and related interest included in accrued expenses was approximately $407,000 and $340,000 at September 30, 2014 and 2013, respectively.

Accrued Expenses

The Company has not paid the majority member compensation and has included $1,860,000 and $1,620,000 of accrued compensation in accrued expenses at September 30, 2014 and 2013, respectively.

Other Revenue

For the nine months ended September 30, 2014 and 2013, the Company received revenue of $9,720 from an entity owned by the majority member for services provided to that entity.

Note L – Subsequent Events

Subsequent events have been evaluated through November 25, 2014.  Effective November 25, 2014, Cocrystal Pharma, Inc., a Delaware corporation (“Cocrystal”), Cocrystal Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Cocrystal (the “Company”), Cocrystal Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (the “Cocrystal Merger Sub”), RFS Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (the “RFS Merger Sub”) and RFS Pharma, LLC, a Delaware limited liability company (“RFS Pharma”) entered into and closed an Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the Merger Agreement, the Company issued 100% of the outstanding capital stock of the Company to Cocrystal’s stockholders in exchange for 100% of the outstanding capital stock of Cocrystal. Cocrystal Merger Sub then merged with and into Cocrystal, with Cocrystal continuing as the surviving corporation and a wholly owned subsidiary of the Company, and the outstanding common stock, Series B Convertible Preferred Stock (the “Series B”), options and warrants of Cocrystal were converted into an identical number of each security of the Company. In addition, pursuant to the Merger Agreement, the Company created a series of preferred stock called the Series A Convertible Preferred Stock (the “Series A”) and issued all shares of Series A to RFS Merger Sub, as discussed below. RFS Merger Sub then merged with and into RFS Pharma, with RFS Pharma continuing as the surviving corporation and a wholly owned subsidiary of the Company.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
RFS Pharma, LLC.

Report on the Financial Statements

We have audited the accompanying balance sheet of RFS Pharma, LLC. as of December 31, 2013 and 2012 and the related statements of operations, members' deficit, and cash flows for the years then ended.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RFS Pharma, LLC. as of December 31, 2013 and 2012 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Tampa, Florida
July 22, 2014

RFS Pharma, LLC.
Balance Sheets

Assets	December 31, 2013	December 31, 2012
Current assets
Cash	$273,729	$169,487
Miscellaneous receivable	50,231	2,111
Due from related parties	2,387	11,096
Prepaid expenses	8,945	33,777
Total current assets	335,292	216,471

Property and equipment, net	24,288	36,307
Loan costs, net	-	-
Security deposits	8,994	8,994
Total assets	$368,574	$261,772

Liabilities and Members' Deficit
Current liabilities
Accounts payable	$150,820	$197,086
Accrued expenses	2,215,854	1,911,484
Total current liabilities	2,366,674	2,108,570

Long-term debt	14,642,627	11,779,174

Total liabilities	17,009,301	13,887,744

Members' deficit
Members' capital contributed and unit compensation expense	2,888,281	2,642,518
Deficit accumulated during developmental stage	(19,529,008)	(16,268,490)
Members' deficit	(16,640,727)	(13,625,972)

Total liabilities and members' deficit	$368,574	$261,772

The accompanying notes are an integral part of these financial statements

RFS Pharma, LLC.
Statements of Operations

	For the Year	For the Year
	Ended	Ended
	December 31,	December 31,
	2013	2012

Other revenue	$218,320	$62,960

Operating expenses:
Research and development	2,005,586	2,284,114
Depreciation	12,019	12,089
General and administrative	592,098	545,506
	2,609,703	2,841,709

Operating loss	(2,391,383)	(2,778,749)

Other income (expense):
Interest income	76	102
Interest expense	(1,086,434)	(842,328)
Other income	217,223	-
	(869,135)	(842,226)

Net loss	$(3,260,518)	$(3,620,975)

The accompanying notes are an integral part of these financial statements.

RFS Pharma, LLC.
Statements of Members' Deficit
Period from January 1, 2012 to December 31, 2013

Balance at January 1, 2012	$(10,185,830)

Net loss	(3,620,975)

Issuance of unit option	180,183

Issuance of shares	650

Balance at December 31, 2012	(13,625,972)

Net loss	(3,260,518)

Issuance of unit option	197,013

Issuance of shares	48,750

Balance at December 31, 2013	$(16,640,727)

The accompanying notes are an integral part of these financial statements.

RFS Pharma, LLC.
Statements of Cash Flows

	For the Year	For the Year
	Ended	Ended
	December 31,	December 31,
	2013	2012
Cash from operating activities:
Net loss	$(3,260,518)	$(3,620,975)
Adjustments to reconcile net loss to cash used by operating activities:
Depreciation	12,019	12,089
Non-cash sale of supplies to shareholder	(217,223)	-
Stock based compensation and other expenses	245,763	180,183
Non-cash interest expense	1,086,434	842,328
Increase (decrease) in cash due to changes in:
Miscellaneous receivable	(48,120)	2,111
Due from related parties	8,709	(10,732)
Prepaid expenses	24,833	(2,382)
Accounts payable	(46,266)	(76,141)
Accrued expenses	278,611	295,894
Net cash used by operating activities	(1,915,758)	(2,377,625)

Cash flows from investing activities
Purchase of property and equipment	-	-
Net cash used by investing activities:	-	-

Cash flows from financing activities
Proceeds from issuance of long-term debt	2,020,000	2,400,000
Proceeds from issuance of member units	-	650
Net cash provided by financing activities	2,020,000	2,400,650

Net increase in cash	104,242	23,025
Cash, beginning of period	169,487	146,462
Cash, end of period	$273,729	$169,487

Supplemental and non-cash disclosures:
Shares redeemed with Long-Term Debt	$-	$-

The accompanying notes are an integral part of these financial statements.

 Note A – Organization and Description of Business

RFS Pharma, LLC., a limited-liability company, was formed on May 5, 2004. The latest date on which the Company is to dissolve is December 31, 2029, unless sooner dissolved. The Company is in the pre-clinical stage with certain of its drug compounds invented in house as well as some licensed from Emory University that target certain viral diseases.

As the Company's primary operations are presently involved in research and development and the Company does not generate revenue from product sales. The Company derives other sources of miscellaneous revenue, such as governmental grants and compound license revenues.

 Note B – Significant Accounting Policies

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

For the purpose of the statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

Liquidity

The Company has incurred net losses since its inception. Management anticipates that the Company will continue to incur operating losses during 2014. Management believes they have access to additional capital and debt to fund future development of its products. Actual results could differ from expectations.

Grants Revenue Recognition

Grants from the government are recognized when all conditions of such grants are fulfilled or there is reasonable assurance that they will be fulfilled. Grant related income is classified as other revenue in the accompanying financial statements.

 Licensing Revenue Recognition

The Company analyzes its revenue producing licensing agreements based on the related milestones and other required deliverables. The licensing revenue recognized for the year ended December 31, 2012 was an exclusive license for a compound with no other deliverables required.  The agreement contains an initial licensing fee that was recognized in the current year in the amount of $50,000.  The agreement also contains milestones in which additional revenue will be recognized when those milestones are met.  During the year-ended December 31, 2013, the entity that purchased the license sold it.  Under the agreement the Company received additional fees in the amount of approximately $50,000.  The Company also received annual fees of approximately $25,000.

Income Taxes

The Company, with the consent of its members, has elected under the Internal Revenue Code and similar state statutes to be a partnership. No income tax provision has been included in the financial statements because income and losses of the Company are reported by the members on their respective income tax returns. On January 1, 2009, the Company applied the guidance on accounting for uncertain tax provisions in FASB ASC 740 Income Taxes (“FASB ASC 740”) (FASB Interpretation No. 48, “Accounting for Uncertain Tax Positions”). Adoption of the provisions did not affect the Company’s financial position or results of operations. The Company is no longer subject to income tax examinations for years prior to 2011.

Fair Value of Financial Instruments

The Company’s financial instruments, including cash, accounts receivable, accounts payable, and accrued expenses, are carried at cost, which approximates their fair value because of the short-term nature of these financial instruments. The carrying value of long-term debt is based on the instruments’ interest rate, terms, maturity date and collateral, if any, in comparison to the Company’s incremental borrowing rate for similar financial instruments.

Research and Development

Expenditures related to the development of new products and processes are expensed as incurred. Research and development expenses were $2,005,586 and $2,284,114 for the years ended December 31, 2013 and 2012, respectively.

 Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures at the date of the financial statement. Estimates are used for, but not limited to, the accounting for accrued expense and contingencies Actual results could differ from those estimates.

 Note C – Concentration of Credit Risk

The Company maintains cash balances at a financial institution. The accounts are insured by the Federal Deposit Insurance Corporation up to $250,000 per institution. From time to time, the Company’s cash balance exceeds such limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant risks on cash.

 Note D – Property and Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are expensed currently. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets, which is as follows:

Property and equipment consisted of the following as of December 31:

			Useful Life
	2013	2012	(years)
Lab and computer equipment	$60,954	$60,954	5
Less–Accumulated depreciation	(36,666)	(24,647)
Property and Equipment, net	$24,288	$36,307

 Depreciation expense for the years ended December 31, 2013 and 2012 totaled $12,019 and $12,089, respectively.

 Note E – Long-Term Debt

 Long-term debt consisted of the following as of December 31:

	2013	2012
a) Majority member notes	$6,247,760	$5,973,589
b) RFS Partners notes	8,014,242	5,453,795
c) Unit Repurchase Note	380,625	351,790
Total	14,642,627	11,779,174
Less: current portion	-	-
Notes payable-long term	$14,642,627	$11,779,174

(a)
The majority member provided notes payable as of May 17, 2006 and May 1, 2007.  The majority member notes bear interest at 8%.  The balance includes accrued interest of approximately $2,663,000 and $2,171,000 as of December 31, 2013 and 2012, respectively. The notes have matured but the majority member has represented that he does not intend to call the notes prior to December 31, 2014.  During 2013, the shareholder purchased approximately $217,000 of supplies from the Company.   This purchase reduced the note payable due to the member.

(b)
RFS Partners, a related party, provided a note payable to the Company as of March 31, 2010.  The note provides the Company with the ability to draw a total of $7,000,000.  The balance includes accrued interest of approximately $1,044,000 and $504,000 as of December 31, 2013 and 2012, respectively. The note bears interest at a rate of 8%. The note has matured but the majority member has represented that he does not intend to call the notes prior to December 31, 2014.

(c)
The majority member provided the Unit Repurchase Note as of January 2, 2011.  The note was used to repurchase 92,308 member units from the majority member at $3.25 a unit for a total of $300,000.  The Unit Repurchase Note bears interest at 8%.  The balance includes accrued interest of approximately $80,600 and $51,790 as of December 31, 2013 and 2012, respectively. The note matures on January 2, 2015.

At December 31, 2013, scheduled principal maturities on the notes payable are as follows:
Amount
2014	$-
2015	14,642,627
Total	$14,642,627

 Note F – Member Units

The Company as of December 31, 2013 and 2012 had 10,699,814 and 10,684,614 member units outstanding, respectively. During 2011, the Company repurchased 92,308 member units from the majority member at $3.25 a unit for a total of $300,000.  See Note E for a description of the Unit Repurchase Note.

 Note G – Members’ Unit Options

In January 2008, the Company’s management approved a unit option plan for employees, directors, consultants, and contractors under which the board is currently authorized to grant options to acquire up to 1,000,000 units. The vesting period of the options ranges from immediate vesting to vesting over five years and expire after 10 years unless specifically stated in the option agreement. The vesting period of some or all of each outstanding option grant becomes accelerated upon a change in control of the Company, as defined. There are approximately 216,000 units available for grant as of December 31, 2013.

A summary of the Company’s common stock option activity and related information is as follows:

	Options	Weighted Average Exercise Price
Outstanding at January 1, 2012	632,000	$1.92
Forfeited	(12,800)
Exercised	(200)
Granted	1,600	$3.25
Outstanding at December 31, 2012	620,600	$1.89
Granted	163,000	$3.25
Outstanding at December 31, 2013	783,600	$2.17
Exercisable at December 31, 2012	491,000	$1.37
Exercisable at December 31, 2013	562,042	$1.74

The weighted average per share fair value of options granted during the years ended December 31, 2013 and 2012 was $2.25 and $2.44, respectively, on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

	Year Ended December 31, 2013	Year Ended December 31, 2012
Risk-free interest rate	2.21%	1.93%
Dividend yield	-	-
Volatility factor of expected market price	60.00%	69.00%
Term	10 years	10 years

Options outstanding have a weighted average remaining contractual term of 5.88 years. Compensation cost of approximately $197,000 and $180,000 was recognized in 2013 and 2012, respectively. Additionally, the remaining unamortized compensation expense was approximately $407,000 at December 31, 2013, which is expected to be recognized over the next three years.

Note H – Commitments and Contingencies

Operating Leases

The Company leases lab and office space from the majority member under a non-cancelable operating lease agreement that expires on December 31, 2016.  Beginning January 1, 2014 monthly rent expense is $10,783 per month. The lease also allows for CAM fees and utility expenses for the leased premises. Rent, CAM and utility expense totaled approximately $146,000 and $137,000 for the years ended December 31, 2013 and 2012, respectively.

In addition, the Company leases various office furniture and lab equipment from the majority member under a non-cancelable operating lease agreement that expires on December 31, 2016. The beginning January 1, 2014 monthly rent expense is $3,120 per month. Equipment rent expense totaled approximately $37,000 per year for the years ended December 31, 2013 and 2012.

Licensing Agreement

On March 7, 2013 the Company entered into agreement with an entity to obtain an exclusive license for compounds jointly developed by the Company and the entity.  As initial consideration the Company granted 15,000 member units to the entity.  The Company recorded an expense of $48,750 associated with the issuance in general and administrative expenses in the accompany Statement of Operations as of December 31, 2013.  Additional cash payments are required by the agreement based on certain milestones defined within agreement. In the event milestones are not met an annual maintenance fee is required beginning in 2017 in the amount of $12,500, $25,000 in 2018 and $67,500 each year thereafter.

Note I – Employee Retirement Plan

The Company sponsors an employee retirement plan knows as RFS Pharma, LLC 401(k) Profit Sharing Plan. Under the plan, employees may contribute up to the maximum contributions as set periodically by the Internal Revenue Service. The company may make a discretionary contribution to the Plan. The employer contributions vest immediately. Participant contributions are always 100% vested.

No discretionary contributions were made for the years ended December 31, 2013 and 2012.

Note J – Concentrations

Significant Customer (Grantor):

For the years ended December 31, 2013 and 2012, the Company recognized revenue from three sources, a governmental grant, licensing fees, and a related party, totaling $195,200 and $62,960, respectively, which comprised 100% of annual other revenues.

Note K – Related Party Transactions

Company Office Lease

The Company leases office and lab space from a member. The leased premises are located in Tucker, GA. The premises serve as the principal location for the Company’s corporate office and comprise approximately 4,075 square feet. Monthly rental payments for the premises were $6,705 for the year ended December 31, 2013 and 2012. The lease was amended and now expires on December 31, 2016. Rent expense for the premises was approximately $80,000 and approximately $71,000 for the years ended December 31, 2013 and 2012, respectively. The lease also allows for CAM fees and utility expenses for the leased premises. The total CAM and utility expenses totaled approximately $67,000 for the years ended December 31, 2013 and 2012. At December 31, 2013 and 2012, the Company had an outstanding payable associated with the CAM and utility expenses of approximately $51,000 and $21,000, respectively, which is included in accrued expenses on the accompanying balance sheet.

Company Office Lease Equipment

The Company rents lab equipment from a member at its premises located in Tucker, GA for approximately $3,100 per month for the year ended December 31, 2013 and 2012. The Equipment rental agreement was amended and now expires on December 31, 2016. Rent expense was approximately $37,000 per year for the years ended December 31, 2013 and 2012. All payments required under the equipment lease were not paid and accrue interest at a rate of 8% per annum. Total unpaid equipment rent and related interest included in accrued expenses was approximately $356,000 and $293,000 at December 31, 2013 and 2012, respectively.

Accrued Expenses

The Company has not paid the majority member compensation and has included $1,680,000 and $1,440,000 of accrued compensation in accrued expenses at December 31, 2013 and 2012, respectively.

Other Revenue

For the years ended December 31, 2013 and 2012, the Company received revenue of $12,960 from an entity owned by the majority member for services provided to that entity.

Note L – Subsequent Events

Subsequent events have been evaluated through July 22, 2014, which is the date the financial statements were available to be issued.

(b)	Pro Forma financial information.

Effective November 25, 2014, the Company acquired RFS Pharma, LLC pursuant to an Agreement and Plan of Merger. The consideration paid by the Company was approximately $184.8 million consisting of the issuance of 1,000,000 Series A shares with an estimated fair value of approximately $178.2 million and the issuance of 16,542,538 options to purchase the Company’s common stock as replacements of awards previously issued to employees of RFS Pharma with an estimated fair value of approximately $6.6 million.  The Series A shares automatically convert into shares of the Company’s common stock at an initial rate of 340.760802 shares per share of Series A outstanding at such time that the Company has taken action to obtain sufficient authorized capital to convert all outstanding shares of Series A and all outstanding shares of the Company’s Series B convertible preferred stock (“Capital Increase”). Votes by a simple majority of each of the classes of stock outstanding (common stock, Series A and Series B) are required to effect the Capital Increase.  The Series A shares are classified as mezzanine equity in the Company’s balance sheet, because such shares could be redeemed by its holders for events that are outside the Company’s control. No accretion to redemption value is required, as redemption is not currently probable.

The following unaudited pro forma condensed combined financial data was prepared using the acquisition method of accounting and was based on the historical financial statements of Cocrystal Pharma and RFS Pharma. The unaudited pro forma condensed combined balance sheet as of September 30, 2014 is presented as if the acquisition had closed on September 30, 2014.  The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2014 and the year ended December 31, 2013 are presented as if the acquisition had closed on January 1, 2013.

The preliminary purchase price allocation used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates. The preliminary estimated fair values of certain assets and liabilities have been determined by the Company, and we considered or relied in part on the assistance of a third-party valuation firm and such firm’s preliminary work. Our estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as Cocrystal Pharma finalizes the valuations of certain intangible assets acquired, goodwill, and income taxes recorded in connection with the acquisition.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not intended to represent or be indicative of the results of the consolidated results of operations or financial position that would have been reported had the RFS Pharma acquisition been completed as of the dates presented, and should not be taken as representative of our future consolidated results of operations or financial condition. Preparation of the unaudited pro forma financial information for all periods presented required management to make certain judgments and estimates to determine the pro forma adjustments such as purchase accounting adjustments.

The unaudited pro forma condensed combined financial data included herein has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to these rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

This unaudited pro forma condensed combined financial data should be read in conjunction with (i) the historical annual financial statements of Cocrystal Pharma included in its Form 8-K/A filed with the SEC on March 20, 2014 and its unaudited condensed financial statements contained in Cocrystal Pharma’s quarterly report on Form 10-Q for the period ended September 30, 2014 filed with the SEC, which are incorporated herein by reference, and (ii) the annual audited financial statements of RFS Pharma for the years ended December 31, 2013 and 2012 and the unaudited interim financial statements of RFS Pharma for the nine-month periods ended September 30, 2014 and 2013, which are included in Item 9.01 (a) of this Form 8-K/A.

The unaudited pro forma condensed combined balance sheet as of September 30,2014 and condensed combined statements of operations for the nine months ended September 30, 2014 and the year ended December 31, 2013 are included below.

Cocrystal Pharma, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheets
As of September 30, 2014
(in thousands, except share and per share amounts)

	Cocrystal	RFS Pharma	Pro Forma Adjustments (Note 3)	Note Reference	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$3,006	$94			$3,100
Accounts receivable		121			121
Marketable securities	2,500				2,500
Prepaid and other current assets	116	9			125
Mortgage note receivable, current portion	181				181
Total current assets	5,803	224			6,027

Property and equipment, net	314	16			330
Marketable securities, long-term portion	3,043				3,043
Deposits	22	9			31
In process research and development			185,512	(B)	185,512
Goodwill			65,195	(E)	65,195
Mortgage note receivable, long-term portion	2,453				2,453
Total assets	$11,635	$249	$250,707		$262,591

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	125	322			447
Accrued expenses	290	2,515	(1,860)	(D)	945
Derivative liabilities	7,242				7,242
Total current liabilities	7,657	2,837	(1,860)		8,634

Loans from members		16,774	(16,774)	(D)	-
Deferred tax liability			65,195	(E)	65,195
Total liabilities	7,657	19,611	46,561		73,829

Commitments and contingencies
Series A convertible preferred stock, $0.001 par value; 1,000,000 shares authorized, issued and outstanding	-		178,218	(A)	178,218
					-
Stockholders' equity (deficit):
Members capital contributed		2,231	(20,865)	(C)	-
			18,634	(D)
Series B convertible preferred stock, $.001 par value; 1,000,000 shares authorized, issued and outstanding	1	-			1
Common stock, $.001 par value; 200,000 shares authorized, 122,494 shares issued and outstanding as of September 30, 2014	123				123
Additional paid-in capital	12,146	819	(819)	(C)	18,712
			6,566	(A)
Accumulated other comprehensive income	2,235				2,235
Accumulated deficit	(10,527)	(22,412)	22,412	(C)	(10,527)
Total stockholders' equity (deficit)	3,977	(19,362)	25,928		10,544

Total liabilities and stockholders' equity (deficit)	$11,635	$249	$250,707		$262,591

Cocrystal Pharma, Inc.
Unaudited Pro Forma Condensed Combined Statements of Operations
For the Nine Months Ended September 30, 2014
(in thousands, except share and per share amounts)

			Pro Forma Adjustments (Note 3)
				Note	Pro Forma
	Cocrystal	RFS Pharma		Reference	Combined

Revenues	$-	$121			$121

Operating expenses
Research and development	2,722	1,604			$4,326
General and administrative	1,417	401			1,818
Total operating expenses	4,139	2,005			6,144

Loss from operations	(4,139)	(1,884)			(6,023)

Interest income	50				50
Realized gain on sale of marketable securities	480				480
Interest expense		(795)	795	(F)	-
Other expense	(5)				(5)
Other income		217			217
Fair value of warrant liabilities in excess of proceeds from financing	(946)				(946)
Loss on return of escrowed shares	(584)				(584)
Change in fair value of derivative liabilities	6,952				6,952
Total other income (loss), net	5,947	(578)	795		6,164

Income (loss) before income taxes	1,808	(2,462)	795		141

Income taxes	-	-			-

Net income (loss)	$1,808	$(2,462)	795		$141

Net income (loss) per common share:
Net income (loss) per share, basic	$0.01			(Note 4)	$0.00
Net loss per share, diluted	$(0.02)				$(0.02)
Weighted average common shares outstanding, basic and diluted	326,534			(Note 4)	326,534

Cocrystal Pharma, Inc.
Unaudited Pro Forma Condensed Combined Statements of Operations
For the Year Ended December 31, 2013
(in thousands, except share and per share amounts)

	Cocrystal	RFS Pharma	Pro Forma Adjustments (Note 3)	Note Reference	Pro Forma Combined

Revenues	$-	$218			$218

Operating expenses
Research and development	3,861	2,018			5,879
General and administrative	219	592			811
Total operating expenses	4,080	2,610			6,690

Loss from operations	(4,080)	(2,392)			(6,472)

Interest income	1				1
Interest expense		(1,086)	1,086	(F)	-
Other income		217			217
Change in fair value of derivative liabilities	192				192
Total other income (loss), net	193	(869)	1,086		410

Loss before income taxes	(3,887)	(3,261)	1,086		(6,062)

Income taxes	-				-

Net loss	$(3,887)	$(3,261)	$1,086		$(6,062)

Net loss per common share:
Net loss per share, basic and diluted	$(0.07)				$(0.11)
Weighted average common shares outstanding, basic and diluted	57,255			(Note 4)	57,255

COCRYSTAL PHARMA INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined financial data were prepared using the acquisition method of accounting and were based on the historical financial statements of Cocrystal Pharma, Inc. (“Cocrystal Pharma”) and RFS Pharma, Inc. (“RFS Pharma”) after giving effect to Cocrystal Pharma’s acquisition of RFS Pharma on November 25, 2014. As a result of the transaction, RFS Pharma became a wholly-owned subsidiary of the Company.  The unaudited pro forma condensed combined balance sheet as of September 30, 2014 is presented as if the acquisition occurred on September 30, 2014. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2014 and the year ended December 31, 2013 are presented as if the acquisition had taken place on January 1, 2013.

We account for business combinations pursuant to the Financial Accounting Standards Board’s Accounting Standards Codification (ASC) 805, Business Combinations. In accordance with ASC 805, we allocate the purchase price of an acquired company to the net tangible assets and intangible assets, as well as to in-process research and development, acquired based upon their estimated fair values. We have made assumptions and estimates in determining the estimated purchase price and the allocation of the estimated purchase price in the unaudited pro forma condensed consolidated financial statements. These estimates and assumptions are subject to change during the purchase price allocation period (generally one year from the acquisition date) as we finalize the valuations of the net tangible assets, intangible assets and in-process research and development acquired. In particular, the final valuations of identifiable intangible assets and associated tax effects may change significantly from our estimates. These changes could result in material variances between our future financial results and the amounts presented in these unaudited condensed combined financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with these items.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not intended to represent or be indicative of the results of the consolidated results of operations or financial position that would have been reported had the RFS Pharma acquisition occurred as of the dates presented, and should not be taken as representative of our future consolidated results of operations or financial condition. Preparation of the unaudited pro forma financial information for all periods presented required management to make certain judgments and estimates to determine the pro forma adjustments such as purchase accounting adjustments, which include, among others, amortization charges from acquired intangible assets. The unaudited pro forma condensed consolidated financial statements do not reflect any cost savings and/or operating efficiencies that we may achieve with respect to the combined companies.

2. PURCHASE PRICE ALLOCATION

The total consideration paid by Cocrystal Pharma for the acquisition of RFS Pharma was  approximately $184,784,000, which represents the fair value of 1,000,000 Series A shares issued and the fair value of stock options issued as replacement options as a result of the transaction, as shown below:

	Series A shares	Common share equivalents	Fair value (thousands)
Series A shares issued	1,000,000	340,760,802	$178,218
Stock options issued		16,542,538	$6,566
Total purchase price consideration to be allocated			$184,784

The fair value of the Series A shares was based on the quoted market price of the Company’s common stock into which the Series A shares are convertible and the fair value of the replacement options issued was based on the Black-Scholes option pricing model.

The purchase price consideration was allocated based on the estimated fair value of the tangible and identifiable intangible assets acquired and liabilities assumed from RFS Pharma. An allocation of the purchase price was made to major categories of assets and liabilities in the accompanying unaudited pro forma condensed combined financial statements based on management’s best estimates, assuming the acquisition of RFS Pharma had closed on September 30, 2014, using the fair value estimates from November 25, 2014.   Based upon the estimated fair values determined by the Company, the total purchase price was allocated as follows (in thousands):

Purchased in-process research and development	$185,512
Net book value of tangible assets acquired	(728)
Goodwill	65,195
Deferred tax liability	(65,195)
Total purchase price consideration to be allocated	$184,784

In performing our preliminary purchase price allocation, we considered, among other factors, our intention for future use of acquired assets, analyses of historical financial performance and estimates of future performance of RFS Pharma’s product candidates. The fair values of intangible assets were calculated primarily using a discounted cash flow analysis of future development costs and exit values under a number of different scenarios.  Company management estimated the probabilities of occurrence of each scenario and prepared forecast balance sheets and income statements for the combined company.  The rates utilized to discount net cash flows to their present values were based on a range of discount rates from 4.7% (rate during the active periods) to 15.6% (terminal rate). The following table sets forth the intangible assets associated with the RFS Pharma acquisition (in thousands):

	Preliminary	Useful
	Fair Value	Life
In-process research and development	$185,512	Indefinite

In–process research and development represents a series of awarded patents, filed patent applications and an in process research program that are integral to the development of the planned future products.

3. PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet:

(A)	To record the issuance of Cocrystal Pharma, Inc. Series A preferred shares and stock options issued as replacement options at their estimated fair value.
(B)	To record the preliminary fair value of identifiable intangible assets related to the acquisition.
(C)	To eliminate the historical members’ equity balances of RFS Pharma, Inc.
(D)
To record the conversion of outstanding loans from members to members’ equity.  In conjunction with and immediately prior to the consummation of the merger, all outstanding member loans and corresponding accrued interest of RFS Pharma were converted into member units.  As of September 30, 2014, these balances were $16.8 million and $1.9 million, respectively.

(E)
To record the preliminary fair value of goodwill related to the acquisition, including the impact of an adjustment for $65.2 million to record a deferred tax liability for the book versus tax differences attributable to the identifiable indefinite lived intangible assets.

The following pro forma adjustments are included in the unaudited pro forma condensed combined statements of operations:

(F)	To eliminate the historical interest expense of RFS Pharma associated with the outstanding member loans that were converted into RFS Pharma members’ equity in conjunction with the Merger.

4. PRO FORMA NET LOSS PER SHARE

The pro forma basic net loss per share amounts presented in our unaudited pro forma condensed combined statements of operations are calculated by dividing net loss by the weighted average number of our common shares outstanding during the applicable period.

The pro forma diluted net loss per share is calculated by adjusting the numerator and denominator of the basic net loss per share calculation for the effects of all potentially dilutive common shares. Potential dilutive shares of the Company’s common stock may include preferred stock, stock options, restricted share units, and warrants.  The shares of common stock issuable upon conversion of the Company’s Series A have not been included in the computations of basic or diluted earnings per share as they are contingently convertible as of the date of the unaudited pro forma condensed combined balance sheet.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 9, 2015	Cocrystal Pharma, Inc. By: /s/Gary Wilcox Name: Gary Wilcox Title: Chief Executive Officer